As filed with the Securities and Exchange Commission on March 16, 2009
Registration No. 333-151412

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
UCBH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3072450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
555 Montgomery Street
San Francisco, California 94111
(415) 315-2800
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Thomas S. Wu
UCBH Holdings, Inc.
Chairman, President and Chief Executive Officer
555 Montgomery Street
San Francisco, California 94111
(415) 315-2800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

Dennis A. Lee, Esq. UCBH Holdings, Inc. 555 Montgomery Street San Francisco, CA 94111 (415) 315-2800	Nicholas Unkovic, Esq. Squire, Sanders & Dempsey L.L.P. One Maritime Plaza, Suite 300 San Francisco, CA 94111 (415) 954-0200
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Explanatory Note
     UCBH Holdings, Inc., a Delaware corporation (the “Company”), filed a Registration Statement on Form S-3 (File No. 333-151412)
(the “Registration Statement”) with the Securities and Exchange Commission on June 4, 2008, registering an unidentified number of shares of the Company’s common stock and an unidentified number of shares of preferred stock to be offered from time to time by the Company. By means of a prospectus supplement dated June 9, 2008, the Company offered and sold 135,000 shares of Series B Preferred Stock registered under the Registration Statement. No other securities have been offered or sold under the Registration Statement.
THE OFFERING(S) CONTEMPLATED BY THE REGISTRATION STATEMENT HAVE BEEN TERMINATED. IN ACCORDANCE WITH ITS UNDERTAKING CONTAINED IN THE REGISTRATION STATEMENT, THE COMPANY IS FILING THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO REMOVE FROM REGISTRATION ALL COMMON STOCK AND PREFERRED STOCK REMAINING UNSOLD AT THE TERMINATION OF THE OFFERING(S).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 16th day of March, 2009.

UCBH HOLDINGS, INC.

By:	/s/ Thomas S. Wu Thomas S. Wu,
Chairman, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on March 16, 2009:

Signature	Title	Date

/s/ Joseph J. Jou* Joseph J. Jou	Director	March 16, 2009

/s/ Li-Lin Ko* Li-Lin Ko	Director	March 16, 2009

/s/ James Kwok* James Kwok	Director	March 16, 2009

/s/ David S. Ng* David S. Ng	Director	March 16, 2009

Director
Daniel P. Riley

Director
Qingyuan Wan

/s/ Richard Wang* Richard Wang	Director	March 16, 2009

/s/ Dr. Godwin Wong* Dr. Godwin Wong	Director	March 16, 2009

/s/ Dennis Wu* Dennis Wu	Director	March 16, 2009

/s/ THOMAS S. WU	Chairman of the Board of	March 16, 2009
Thomas S. Wu	Directors, President and
Chief Executive Officer
(principal executive officer)

/s/ CRAIG S. ON	Chief Financial Officer	March 16, 2009
Craig S. On	(principal financial officer)
(principal accounting officer)

*	Pursuant to powers of attorney executed by each of the above-named directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Thomas S. Wu
Thomas S. Wu
Attorney-in-Fact

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